EXHIBIT 10 (b)

Summary of Fiscal Year 2005 Award Opportunities Under The

Alberto-Culver Company Management Incentive Plan, As Amended,

For Certain Executive Officers

Pursuant to Alberto-Culver Company’s (the “Company”) Management Incentive Plan (the “MIP”), on September 21, 2004, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) established financial performance criteria for fiscal year 2005 for Howard B. Bernick, President and Chief Executive Officer and a Director; William J. Cernugel, Senior Vice President and Chief Financial Officer; and Michael H. Renzulli, President of Sally Beauty Company. On November 15, 2004, the Compensation Committee established financial performance criteria for fiscal year 2005 for Carol L. Bernick, Chairman and a Director and V. James Marino, President of Alberto-Culver Consumer Products Worldwide. Under the MIP, the Compensation Committee may base a participant’s annual bonus upon one or more financial criteria set forth in the MIP, allocating the percentage weight that each such criterion has on the annual bonus. For the officers listed above, the financial criteria and percentage allocation were established by the Compensation Committee as follows:

•	Carol L. Bernick’s award opportunity is weighted 50% on sales growth and 50% on operating earnings growth of the Company;

•	Howard B. Bernick’s award opportunity is weighted 50% on sales growth and 50% on operating earnings growth of the Company;

•	William J. Cernugel’s award opportunity is weighted 50% on sales growth and 50% on operating earnings growth of the Company;

•	V. James Marino’s award opportunity is weighted 5% on sales growth and 5% on operating earnings growth of the Company and 45% on sales growth and 45% on operating earnings growth of Alberto-Culver Consumer Products Worldwide; and

•	Michael H. Renzulli’s award opportunity is weighted 5% on sales growth and 5% on operating earnings growth of the Company and 45% on sales growth and 45% on operating earnings growth of Sally Beauty Company.

Under the MIP, “operating earnings” means pre-tax earnings before non-recurring and other unusual items reported separately in the Company’s income statement.